Exhibit 10.30
                          1996 Stock Plan

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                      GALAXY FOODS COMPANY
                        1996 STOCK PLAN


     Purpose.   This 1996 Stock Plan (the "Plan") is intended
to provide  incentives: (a) to the officers and other
employees  of Galaxy  Foods Company (the "Company"), its parent
(if  any),  and any  present or future subsidiaries of the
Company (collectively, the "Related Corporations"), by
providing them with opportunities to  purchase  stock  in the
Company pursuant to  options  granted hereunder  which  qualify as  "incentive  stock  options"  under Section 422A(b) of the
Internal Revenue Code of 1986 (the "Code") ("ISO"  or  "ISOs");
(b) to directors, officers,  employees  and consultants of the
Company and Related Corporations by  providing them with
opportunities to purchase stock in the Company pursuant to
options granted hereunder which do not qualify as ISOs ("Non
Qualified  Option" or "Non-Qualified Options"); (c) to
directors, officers,  employees and consultants of the company and  Related Corporations  by  providing them with  awards  of stock  in  the Company ("Awards"); and (d) to directors,
officers, employees and consultants of the Company and Related
Corporations by  providing them with opportunities to make
direct purchases of stock in  the Company  ("Purchases").  Both
ISOs and Non-Qualified Options  are referred to hereafterindividually as an "Option" and collectively as "Options". Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary"
mean   "parent   corporation"   and   "subsidiary
corporation", respectively, as those terms are defined in
Section  425  of  the Code.

     Administration of the Plan.

     The Plan shall be administered by the Board of Directors
of the Company (the "Board") or by a committee of two or more of its members appointed by the Board (the "Committee");
provided, that, to  the extent required by Rule 16b-3, or any successor provision ("Rule  16b-3"),  of the Securities
Exchange Act  of  1934,  with respect  to  specific grants of
Stock Rights, the Plan  shall  be administered by Non-Employee
Directors within the meaning  of  17 CFR   240.16b-3(b)(3)(i).
No member of the  Committee,  while  a member, shall be
eligible to participate in the Plan.  Subject to ratification of the grant or authorization of each Stock Right by the  Board
(if so required by applicable state law), and  subject to  the terms of the Plan, the Committee, if so appointed,  shall have the authority to (i) determine the employees of the Company and
Related  Corporations (from among  the  class  of  employees eligible under paragraph 3 to receive ISOs) to whom ISOs  may be granted,  and  to determine (from among the class of
individuals and  entities eligible under paragraph 3 to receive
Non-Qualified Options  and Awards and to make individuals and entities eligible under paragraph 3 to receive Non-Qualified options and Awards and to  make  Purchases)  to whom Non-
Qualified Options,  Awards  and authorizations  to make
Purchases may be granted; (ii)  determine the  time  or times at which options or Awards may be granted  or Purchases  made;
(iii)  determine the  option  price  of  shares subject  to
each Option, which price shall not be less  than  the minimum price specified in paragraph 6, and the purchase price of
shares  subject  to  each Purchase; (iv) determine  whether
each Option  granted  shall  be  an  ISO or  a  Non-Qualified
Option; (v)  determine  (subject to paragraph 7) the time or times  when each  Option  shall become exercisable and the
duration  of  the exercise  period;  (vi) determine whether
restrictions  such  as repurchase  options  are  to  be imposed
on  shares  subject  to Options,   Awards   and  Purchases  and
the   nature   of   such restrictions, if any, and (vii)
interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board.
The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

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     The Committee may select one of its members as its
chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

     Stock Rights may be granted to members of the Board consistent with the provisions of the first sentence of paragraph 2(A) above, if applicable. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan
applicable to  other  eligible persons.   Members of the Board
who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such
member shall act upon the granting to himself of          Stock
Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him at Stock Rights.

     Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not
employees  may not  be  granted  ISOs  under the Plan.   Non-
Qualified Options, Awards and authorizations to make Purchases may be granted to any director (whether or not also an employee), officer, employee or consultant of the Company or any related Corporation. Subject to the foregoing conditions and limitations, the Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participate in any other grant of Stock Rights.

     Stock.   The stock subject to Options, Awards and
Purchases shall  be authorized but unissued shares of Common
Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 250,000, subject to adjustment as provided in paragraph 13. Any such shares may be issued as ISOs, Non-
Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares so issued does not
exceed such number,  as adjusted.   If any Option granted under
the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

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     Granting of Stock Rights.  Stock Rights may be granted
under the Plan at any time after September 30, 1996 and prior to September 29, 2006. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date an which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

     Minimum Option Price; ISO Limitations.

     The price per share specified in the agreement relating to each Non-Qualified option granted under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of Delaware or the lows of any jurisdiction in which the Company or its successors in interest may be organized.

     The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation (determined as of the date of grant), the price per share specified in the agreement relating to such ISO shall not be less than 110% of the fair market value per share of Common Stock on the date of grant.

     In no event shall the aggregate fair market value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related
Corporation)  exceed $100,000.   To the extent any such grant
of Options in excess of $100,000 (in the aggregate) is made, those Options in excess of $100,000 (in the aggregate) shall be treated as Non-Qualified Options.

     If, at the time an Option granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or
(ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     Option Duration. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than
(i) ten years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation (determined as of the date of grant). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

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     Exercise   of   Option.   Subject  to  the   provisions
of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

     The Option shall either be fully exercisable on the date of grant or shall become exercisable hereafter in such installments as the Committee may specify.

     Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

     Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

     The Committee shall have the right to accelerate the date of exercise of any installment of any Option.

     Termination of Employment.  If an ISO optionee ceases to
be employed  by the Company and all Related Corporations other than by  reason of death or disability as defined in paragraph
10,  no further  installments  of ISOs granted  to  such
optionee  shall become exercisable, and all then exercisable
ISOs shall terminate after  the  passage  of 60 days from the date of  termination  of employment,  but  in  no  event later than  on  their  specified expiration  dates,  except  to the extent  that  such  ISOs  (or unexercised  installments
thereof)  have  been  converted   into Non-Qualified Options
pursuant to paragraph 16. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does  not exceed 90 days or, if longer,  any  period during
which such optionee's right to reemployment is guaranteed by
statute.   A  bona  fide leave of absence  with  the  written
approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

     Death; Disability.

     If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of death, any ISO of such optionee may be exercised, to the extent of the number of shares with respect to which such optionee could have exercised the ISO on the date of death, by such optionee's estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the ISO's specified expiration date or 180 days from the date of the optionee's death.

     If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of disability, such optionee shall have the right to exercise any ISO held by the optionee on the date of termination of employment, to the extent of the number of shares with respect to which such optionee could have exercised the ISO on that date, at any time prior to the earlier of the ISO's specified expiration date or 180 days from the date of the termination of the
optionee's  employment.   For  the purposes of the Plan, the
term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

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     Assignability.   No  Stock  Right  shall  be  assignable
or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each Stock Right shall be exercisable only by such grantee.

     Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options.
In granting any Non-Qualified option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one  or more  of its  own  members and/or one or more  officers  of  the Company
to  execute  and deliver such instruments.   The  proper
officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     Adjustments.   Upon the occurrence of any of  the
following events, an optionee's rights with respect to Options granted hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

     If  the  shares  of  Common Stock  shall  be  subdivided
or combined  into a greater or smaller number of shares  or  if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of
options  shall  be appropriately   increased  or  decreased
proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     If  the  Company is to be consolidated with or  acquired
by another entity in a merger, sale of all or substantially
all  of the   Company's  assets  or  otherwise  (an
"Acquisition"); the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options
(to the extent then exercisable) over the exercise price thereof.

     In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee, upon exercising an Option, shall be entitled to receive, for the purchase price paid upon such exercise, the securities the optionee would have received had such optionee exercised the Option prior to such recapitalization or reorganization.


     Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

     In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

     Except  as  expressly provided herein, no  issuance  by
the Company   of   shares  of  stock  of  any  class,  or
securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

     Upon  the happening of any of the foregoing events
described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are  subject  to Stock  Rights which previously have been or subsequently  may  be granted  under the Plan shall also be
appropriately  adjusted  to reflect   the  events  described
in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

     If  any  person  or  entity owning restricted  Common
Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shores or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

     Means  of  Exercising Stock Rights.  A Stock Right  (or
any part or installment thereof) shall be exercised by giving written notice  to  the  Company at its principal office
address.   Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor (including any amounts required in accordance with paragraph 19 hereof), in United States dollars, in cash, by certified check, by bank draft or by personal check. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock
Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     Term and Amendment of Plan. This Plan was adopted by the Board effective as of September 30, 1996, subject (with respect to the validation of ISOs granted under the Plan) to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by unanimous written consent. If the approval of stockholders is not obtained by September 30, 1997, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire on September 29, 2006 (except as to Options outstanding an that date). Subject to the provisions of paragraph 5 above, Stock Rights may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13);
(b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as provided in the fourth sentence of this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

     Conversion  of ISOs Into Non-Qualified Options;
Termination of  ISOs.  The Committee, at the written request of any optionee, may  in  its  discretion  take such written
actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified
Options at  any  time prior  to the expiration of such ISOs, regardless of whether  the optionee  is  an employee of the
Company or a Related Corporation at  the  time  of  such
conversion.  Such  written  actions  may include, but not be limited to, extending the exercise period or reducing  the
exercise price of the appropriate installments of
such  Options.   At  the time of such conversion,  the
Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such
conditions shall not be inconsistent with this Plan.   Except
as provided  in Paragraph 6.C hereof, nothing in the Plan
shall  be deemed  to  give  any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall  occur  until  and unless the Committee
takes  appropriate action.   The  Committee, with the consent
of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

     Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

     Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     Withholding  of Additional Income Taxes.  Upon the
exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair
market value, the making  of  a Disqualifying Disposition (as defined in  Paragraph 20,  or  in connection with the exercise of an ISO involving  the premature  surrender of Common Stock acquired under a previously exercised ISO) or the vesting of restricted Common Stock acquired on  the  exercise  of a Stock
Right hereunder,  the  Company,  in accordance with Section
3402(a) of the Code (and any other  state or  federal
withholding law(s) determined by the Committee to  be
applicable  to  such  exercise  or  Purchase),  may  require the optionee,  Award recipient or purchaser to pay withholding
taxes in    respect  of  the  amount  that  it  considered
compensation includable in such person's taxable income.  The
Committee in its discretion may condition (i) the exercise of an Option;
(ii) the grant of an Award; (iii) the making of a Purchase of Common Stock for less than its fair market value; or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right, on the grantee's payment of such withholding taxes.

     Notice  to  Company  of  Disqualifying  Disposition.
Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any common stock acquired pursuant
to the exercise of  an  ISO.   A  Disqualifying Disposition  is
any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO or (b) one year after the date the employ e acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

     Governing Law; Construction.    The validity and
construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.